               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 29, 2001 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated March 30, 2001 accompanying the financial statements of Penn Mutual Variable Annuity Account III in the Post-Effective Amendment Number 3 to Registration Statement Number 333-62825 on Form N-4 and the related Prospectus of Penn Mutual Variable Annuity Account III.



                                                           /S/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 20, 2001